News Release
EXHIBIT 99.1
SM ENERGY REPORTS SECOND QUARTER 2020 RESULTS
AND UPDATES 2020 OPERATING PLAN
DENVER, CO July 30, 2020 - SM Energy Company (the “Company”) (NYSE: SM) today announced operating and financial results for the second quarter 2020 and provided updates to its 2020 operating plan.

During the second quarter of 2020, the Company focused on its priorities of:
•Capital discipline. Capital expenditures were 26% below guidance primarily reflecting lower costs as well as timing of certain activity. Capital expenditures of $170.9 million adjusted for decreased capital accruals of $45.7 million totaled $125.2 million.
•Significant cash flows. Second quarter net cash provided by operating activities of $114.3 million before net change in working capital of $38.7 million totaled $153.1 million. The Company generated free cash flow of $27.9 million (a non-GAAP measure defined and reconciled below). Free cash flow for the first half of 2020 was $108.4 million and on a trailing 12-month basis was $124.7 million, or a 29% yield to market capitalization as of June 30, 2020.
•Absolute debt reduction. The outstanding principal amount of long-term debt was reduced by $219 million as a result of the debt exchange transactions completed in the second quarter. The debt exchange successfully reduced total debt and significantly reduced maturities through 2022 by approximately $250 million. Net debt-to-Adjusted EBITDAX was 2.45 times at quarter-end (a non-GAAP measure defined and reconciled below).
•Capital expenditures for 2020 further reduced. 2020 capital expenditure guidance is further reduced to $610-630 million to reflect aggressive cost controls for drilling and completion expenditures as well as certain delayed activity. The updated plan continues to prioritize cash flow and leverage metrics through 2020 and beyond.
Chief Executive Officer Jay Ottoson comments: “The second quarter presented our industry with steep challenges and the SM Energy team responded. We aggressively reduced costs, maintained capital discipline, reduced outstanding debt, deferred production volumes and delivered approximately $28 million in free cash flow. We have further modified our operating plan to meet our priorities of generating free cash flow and keeping leverage metrics in-line as we move into the second half of 2020 and through 2021.
“These accomplishments are particularly impressive as our field teams adapt to new COVID-19 related protocols and the rest of us work from home. To date, we have seamlessly managed through the challenges presented by the pandemic, and we continue to make the safety of our employees and contractors our top priority.
“I am also pleased to report that we have further evidenced our commitment to environmental and social stewardship, as our Board of Directors recently delegated to its Nominating and Corporate Governance Committee the responsibility to oversee the development and implementation of the Company’s environmental and social policies, programs and initiatives, and renamed the committee the Environmental, Social and Governance Committee. In addition, we are initiating participation in the Carbon Disclosure Project and intend to publish the Company’s SASB metrics for oil and gas exploration and production.”

SECOND QUARTER 2020 RESULTS

PRODUCTION, REALIZED PRICES AND CERTAIN OPERATING COSTS

PRODUCTION:

	Midland Basin	South Texas	Total
Oil (MBbl / MBbl/d)	5,003 / 55.0	368 / 4.0	5,371 / 59.0
Natural Gas (MMcf / MMcf/d)	11,760 / 129.2	14,248 / 156.6	26,008 / 285.8
NGLs (MBbl / MBbl/d)	4 / -	1,474 / 16.2	1,478 / 16.2
Total (MBoe / MBoe/d)	6,966 / 76.6	4,217 / 46.3	11,184 / 122.9
Note: Totals may not calculate due to rounding.

REALIZED PRICES:

	Midland Basin	South Texas	Total (Pre/Post-hedge)
Oil ($/Bbl)	$22.86	$14.01	$22.25 / $48.06
Natural Gas ($/Mcf)	$1.01	$1.61	$1.34 / $1.38
NGLs ($/Bbl)	nm	$10.42	$10.43/ $12.37
Per Boe	$18.13	$10.31	$15.18 / $27.93
Note: Totals may not sum due to rounding

•Total production volumes were down 10% compared with the prior year period and down 10% sequentially. Lower volumes during the quarter resulted from:
◦voluntary curtailment of approximately 3,000 Boe/d, primarily in the Midland Basin, due to low oil prices;
◦delayed start-up of all Midland Basin completions during the quarter due to the low commodity price environment (completed wells were turned to production in June); and
◦the election to process ethane for one month during the second quarter 2020 versus three months during the prior year period.
•In the Midland Basin, natural gas volumes increased sequentially due to reduced flaring and fewer new wells turned to production during the quarter, as newer wells come on-line with higher oil content. The increased oil component in South Texas production is due to new Austin Chalk wells that have a higher oil content than Eagle Ford wells.
•Total production volumes for the first half of 2020 were 23.6 MMBoe, up 2% from the prior year period.
•Benchmark pricing for the quarter included NYMEX WTI oil at $27.85/Bbl, NYMEX Henry Hub natural gas at $1.72/MMBtu and Hart Composite NGLs at $14.02/Bbl.
•In the Permian Basin, the Midland-Cushing oil differential was approximately ($0.27)/Bbl on average for the three months ended June 30, 2020, while the WAHA-NYMEX natural gas differential was approximately ($0.78)/MMBtu.

•The average realized price per Boe of $15.18 was down 54% compared with the prior year period and down 47% sequentially. Including the effect of realized hedges, the average realized price per Boe was $27.93, resulting in approximately $142.5 million of realized net hedge gains for the quarter.
•Lease operating expenses of $3.30 per Boe were down 21% compared with the prior year period and down 31% sequentially. Lower costs are the result of aggressive cost management and fewer workovers completed during the quarter. Transportation costs of $3.12 per Boe were down 22% from the prior year period, due to a lower proportion of production from South Texas where transportation costs are higher, and nearly flat sequentially.
•Largely as a result of cost management and hedge gains, the operating margin per Boe for the first half of 2020 was up 8% compared with the first half of 2019, despite the collapse in commodity prices.
For additional operating metrics and regional detail, please see the Financial Highlights section below and the accompanying 2Q20 slide deck.
NET LOSS, LOSS PER SHARE AND NET CASH PROVIDED BY OPERATING ACTIVITIES
Second quarter 2020 net loss was ($89.3) million, or ($0.79) per diluted common share. This compared with net income of $50.4 million, or $0.45 per diluted common share, in the comparable prior year period. The current period included a gain on extinguishment of debt of $227.3 million that was more than offset by a loss on fair value change in derivatives (net of realized gains) and lower production revenue. For the first half of 2020, net loss was ($501.1) million, or ($4.43) per diluted common share, down ($3.30) per diluted common share compared with the prior year period.
Second quarter 2020 GAAP net cash provided by operating activities of $114.3 million before net change in working capital of $38.7 million totaled $153.1 million, which was down ($65.2) million, or 30%, from $218.3 million in the comparable prior year period. The decline in cash flow before the net change in working capital was primarily due to the 16% decline in price per Boe after the effect of realized hedge gains and the 10% decline in production, partially offset by lower costs per unit. For the first half of 2020, net cash provided by operating activities of $332.5 million before net change in working capital of $57.3 million totaled $389.7 million, up 9% from the first half of 2019.
ADJUSTED EBITDAX, ADJUSTED NET INCOME AND NET DEBT-TO-ADJUSTED EBITDAX
The following paragraphs discuss non-GAAP measures including Adjusted EBITDAX, adjusted net income (loss), adjusted net income (loss) per diluted common share and net debt-to-Adjusted EBITDAX. Please reference the definitions and reconciliations of these measures to the most directly comparable GAAP financial measures at the end of this release.
Second quarter 2020 Adjusted EBITDAX was $201.5 million, down $61.5 million, or 23%, from $263.0 million in the comparable prior year period. The decrease in Adjusted EBITDAX was due to lower realized prices and production, partially offset by lower costs per unit. For the first half of 2020, Adjusted EBITDAX was $487.5 million, up 8% from $449.5 million in the first half of 2019.
Second quarter 2020 adjusted net loss was ($17.3) million, or ($0.15) per diluted common share, which compares with adjusted net income of $1.3 million, or $0.01 per diluted common share, in the comparable prior year period. For the first half of 2020, adjusted net loss was ($23.0) million, or ($0.20) per diluted common share, compared with a net loss of ($36.4) million, or ($0.32) per diluted common share, in the first half of 2019.

At June 30, 2020, net debt-to-Adjusted EBITDAX was 2.45 times.
FINANCIAL POSITION, LIQUIDITY AND CAPITAL EXPENDITURES
On June 30, 2020, the outstanding principal amount of the Company’s long-term debt was $2.53 billion comprised of $1.82 billion in unsecured senior notes, $446.7 million in secured senior notes, $65.5 million in secured senior convertible notes, plus $193.0 million drawn on the Company’s senior secured revolving credit facility, which is down from $2.68 billion at March 31, 2020. As previously announced, during the second quarter 2020, the Company executed exchange offers that resulted in the exchange of $611.9 million of unsecured senior notes and $107.0 million of convertible notes for $446.7 million in secured senior notes, $53.5 million in cash to certain holders and warrants to acquire up to 5% of outstanding common stock of the Company under certain conditions. This transaction resulted in reducing the principal amount of long-term debt by $219 million and significantly reducing maturities due before 2023. As of the end of the quarter, the Company had significant second lien debt capacity that is available until the next scheduled redetermination date of October 1, 2020.
At June 30, 2020, the Company’s borrowing base under its senior secured revolving credit facility was $1.1 billion, less $193 million drawn and a $42 million letter of credit, provided liquidity of $865 million. The cash balance was approximately zero.
Capital expenditures before capital accruals for the second quarter of 2020 were $125.2 million. During the second quarter 2020, the Company drilled 27 net wells and added 11 net flowing completions. For the first half of 2020 the Company drilled 52 net wells and added 31 net flowing completions.
COMMODITY DERIVATIVES
Commodity hedge positions as of July 30, 2020:
•Approximately 90% of expected 2H20 oil production is hedged to WTI. The average floor price on collars is $55/Bbl and the average price on swaps is $57/Bbl. Roughly, more than one-half of expected 2021 oil production is hedged at approximately $40/Bbl.
•Approximately 75-80% of expected 2H20 Midland Basin oil production basis is hedged to the local price point at $(0.50)/Bbl.
•Approximately 50% of expected 2H20 natural gas production is hedged at an average price of $2.40/MMBtu to HSC, and approximately 55-60% of expected 2H20 Midland natural gas production is hedged at an average price of $1.15/MMBtu to WAHA.
•NGL hedges are by individual product.
A detailed schedule of these and other hedge positions are provided in the 2Q20 accompanying slide deck.
2020 OPERATING PLAN – MID-YEAR FORECAST
The Company has updated its 2020 operating plan to incorporate changes since the first quarter that include:
•Aggressive cost management that has further reduced capital expenditures and certain lease operating expenses.
•Additional cost reductions in drill and complete costs. Well costs are expected to average $560 per lateral foot in Midland and $600 per lateral foot in South Texas, down from $600 and $620, respectively, in April.

•Deferral of four net wells drilled and five net well completions in South Texas.
•Changes to the capital structure as a result of the debt exchange.
•Strip pricing as of July 8, 2020.
The updated forecast for full year 2020 results in the following projections:
•Midland: approximately 77 net wells drilled and 68 net wells completed for the year, or 32 and 39 remaining, respectively, in the second half of the year.
•South Texas: 12 net wells drilled and 4 net wells completed for the year, or 5 and 2 remaining, respectively, in the second half of the year.
•Lower full year production with oil comprising 49-50%.
•Positive free cash flow generation.
•Net debt-to-Adjusted EBITDAX (a non-GAAP measure defined below) year-end < 3.0 times.
•Looking ahead to 2021: the longer term plan assumes strip pricing and an approximate 10% increase in capital activity, and it results in meaningful oil production growth, neutral-positive free cash flow and net debt-to-Adjusted EBITDAX (a non-GAAP measure defined below) of approximately 3.0 times at year-end.
GUIDANCE FULL YEAR 2020:
•Capital expenditures: $610-630 million, down approximately 25% from the February 2020 Plan. Capital expenditures for the second half of 2020 will be more heavily weighted to the fourth quarter.
•Production: 44-46 MMBoe, or 120.2-125.7 Boe/d, at 49%-50% oil. Third quarter 2020 is expected to range between 10.5-11.0 MMBoe, or 114.1-119.6 Boe/d, at 48% oil.
•G&A: ~$110 million including approximately $20 million non-cash compensation.
•Exploration/Capitalized overhead: ~$40 million.
•LOE: $4.75-$5.00 reflecting cost reductions and fewer workovers.
•Transportation: $3.10-$3.30, reduced to correspond with declining production from South Texas.
•Production and ad valorem taxes: ~4.5% of pre-hedge revenue + ~ $0.40 or ~$1.40.
•DD&A: $17-$18/Boe.

SCHEDULE FOR SECOND QUARTER REPORTING
EARNINGS CALL AND PRESENTATION
July 30, 2020 - In conjunction with this release, the Company posts to its website a pre-recorded webcast discussion, a written transcript of the webcast, and an associated IR presentation. Please visit ir.sm-energy.com.
July 31, 2020 – Please join SM Energy management at 8:00 a.m. Mountain time/10:00 a.m. Eastern time for the second quarter 2020 financial and operating results Q&A session. This discussion will be accessible via webcast (available live and for replay) on the Company’s website at ir.sm-energy.com or by telephone. In order to join the live conference call, please register at the link below for dial-in information.
•Live Conference Call Registration: http://www.directeventreg.com/registration/event/9577599
•Replay (conference ID 9577599) - Domestic toll free/International: 800-585-8367/416-621-4642
The call replay will be available approximately one hour after the call and until August 7, 2020.
FORWARD LOOKING STATEMENTS
This release contains forward-looking statements within the meaning of securities laws. The words "assumes," "anticipate," "estimate," "expect," "forecast," “generate,” "guidance," "implied," “maintain,” "plan," "project," "objectives," “outlook,” “sustainable,” "target," "will" and similar expressions are intended to identify forward-looking statements. Forward-looking statements in this release include, among other things, revised guidance for the full year and third quarter 2020, including production volumes, oil production percentage, operating and general and administrative costs, DD&A, and capital expenditures; the Company’s 2020 goals, including: generating free cash flow; and the number of wells the Company plans to drill and complete. These statements involve known and unknown risks, which may cause SM Energy's actual results to differ materially from results expressed or implied by the forward-looking statements. Future results may be impacted by the risks discussed in the Risk Factors section of SM Energy's most recent Annual Report on Form 10-K, as such risk factors may be updated from time to time in the Company's other periodic reports filed with the Securities and Exchange Commission, specifically the second quarter 2020 Form 10-Q. The forward-looking statements contained herein speak as of the date of this release. Although SM Energy may from time to time voluntarily update its prior forward-looking statements, it disclaims any commitment to do so, except as required by securities laws.
ABOUT THE COMPANY
SM Energy Company is an independent energy company engaged in the acquisition, exploration, development, and production of crude oil, natural gas, and NGLs in the state of Texas. SM Energy routinely posts important information about the Company on its website. For more information about SM Energy, please visit its website at www.sm-energy.com.
SM ENERGY INVESTOR CONTACT
Jennifer Martin Samuels, jsamuels@sm-energy.com, 303-864-2507

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
June 30, 2020

Production Data
	For the Three Months Ended June 30,			For the Six Months Ended June 30,
	2020	2019	Percent Change	2020	2019	Percent Change
Realized sales price (before the effects of derivative settlements):
Oil (per Bbl)	$22.25	$56.04	(60)%	$35.09	$52.95	(34)%
Gas (per Mcf)	$1.34	$2.31	(42)%	$1.44	$2.50	(42)%
NGLs (per Bbl)	$10.43	$16.42	(36)%	$12.09	$17.76	(32)%
Equivalent (per Boe)	$15.18	$32.75	(54)%	$22.25	$32.34	(31)%
Realized sales price (including the effects of derivative settlements):
Oil (per Bbl)	$48.06	$54.07	(11)%	$51.49	$51.77	(1)%
Gas (per Mcf)	$1.38	$2.51	(45)%	$1.74	$2.53	(31)%
NGLs (per Bbl)	$12.37	$20.42	(39)%	$14.72	$20.08	(27)%
Equivalent (per Boe)	$27.93	$33.07	(16)%	$31.42	$32.30	(3)%
Net production volumes: (1)
Oil (MMBbl)	5.4	5.4	(1)%	11.7	10.3	14%
Gas (Bcf)	26.0	28.3	(8)%	52.5	52.2	1%
NGLs (MMBbl)	1.5	2.3	(35)%	3.1	4.2	(26)%
MMBoe	11.2	12.4	(10)%	23.6	23.1	2%
Average net daily production: (1)
Oil (MBbls/d)	59.0	59.6	(1)%	64.4	56.7	14%
Gas (MMcf/d)	285.8	310.9	(8)%	288.5	288.3	—%
NGLs (MBbls/d)	16.2	25.1	(35)%	16.9	23.0	(26)%
MBoe/d	122.9	136.5	(10)%	129.4	127.7	1%
Per Boe data:
Realized price (before the effects of derivative settlements)	$15.18	$32.75	(54)%	$22.25	$32.34	(31)%
Lease operating expense	3.30	4.16	(21)%	4.06	4.64	(13)%
Transportation costs	3.12	4.00	(22)%	3.11	4.04	(23)%
Production taxes	0.56	1.30	(57)%	0.90	1.30	(31)%
Ad valorem tax expense	0.22	0.44	(50)%	0.42	0.59	(29)%
General and administrative (2)	2.43	2.49	(2)%	2.32	2.73	(15)%
Operating margin (before the effects of derivative settlements)	5.55	20.36	(73)%	11.44	19.04	(40)%
Derivative settlement gain (loss)	12.74	0.32	3,881%	9.17	(0.04)	23,025%
Operating margin (including the effects of derivative settlements)	$18.29	$20.68	(12)%	$20.61	$19.00	8%
Depletion, depreciation, amortization, and asset retirement obligation liability accretion	$16.17	$16.61	(3)%	$17.59	$16.62	6%

(1) Amounts and percentage changes may not calculate due to rounding.
(2) Includes non-cash stock-based compensation expense per Boe of $0.41 and $0.39 for the three months ended June 30, 2020, and 2019, respectively, and $0.39 and $0.41 for the six months ended June 30, 2020, and 2019, respectively.

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
June 30, 2020

Condensed Consolidated Balance Sheets
(in thousands, except share data)	June 30,	December 31,
ASSETS	2020	2019
Current assets:
Cash and cash equivalents	$10	$10
Accounts receivable	127,173	184,732
Derivative assets	211,582	55,184
Prepaid expenses and other	16,704	12,708
Total current assets	355,469	252,634
Property and equipment (successful efforts method):
Proved oil and gas properties	8,134,461	8,934,020
Accumulated depletion, depreciation, and amortization	(4,536,537)	(4,177,876)
Unproved oil and gas properties	923,666	1,005,887
Wells in progress	266,957	118,769
Other property and equipment, net of accumulated depreciation of $65,447 and $64,032, respectively	37,278	72,848
Total property and equipment, net	4,825,825	5,953,648
Noncurrent assets:
Derivative assets	34,390	20,624
Other noncurrent assets	51,944	65,326
Total noncurrent assets	86,334	85,950
Total assets	$5,267,628	$6,292,232
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$257,053	$402,008
Derivative liabilities	38,250	50,846
Other current liabilities	12,597	19,189
Total current liabilities	307,900	472,043
Noncurrent liabilities:
Revolving credit facility	193,000	122,500
Senior Notes, net	2,263,119	2,610,298
Asset retirement obligations	86,628	84,134
Deferred income taxes	57,049	189,386
Derivative liabilities	24,028	3,444
Other noncurrent liabilities	55,072	61,433
Total noncurrent liabilities	2,678,896	3,071,195
Stockholders’ equity:
Common stock, $0.01 par value - authorized: 200,000,000 shares; issued and outstanding: 113,553,271 and 112,987,952 shares, respectively	1,136	1,130
Additional paid-in capital	1,825,327	1,791,596
Retained earnings	465,310	967,587
Accumulated other comprehensive loss	(10,941)	(11,319)
Total stockholders’ equity	2,280,832	2,748,994
Total liabilities and stockholders’ equity	$5,267,628	$6,292,232

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
June 30, 2020

Condensed Consolidated Statements of Operations
(in thousands, except per share data)	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019
Operating revenues and other income:
Oil, gas, and NGL production revenue	$169,790	$406,854	$524,023	$747,330
Net gain on divestiture activity	91	262	91	323
Other operating revenues	(249)	56	1,252	449
Total operating revenues and other income	169,632	407,172	525,366	748,102
Operating expenses:
Oil, gas, and NGL production expense	80,445	123,050	199,997	244,355
Depletion, depreciation, amortization, and asset retirement obligation liability accretion	180,856	206,330	414,345	384,076
Exploration (1)	9,787	10,877	21,136	22,225
Impairment	8,750	12,417	998,513	18,755
General and administrative (1)	27,227	30,920	54,674	63,006
Net derivative (gain) loss (2)	167,200	(79,655)	(378,140)	97,426
Other operating (income) expense, net	8,046	(934)	8,612	(599)
Total operating expenses	482,311	303,005	1,319,137	829,244
Income (loss) from operations	(312,679)	104,167	(793,771)	(81,142)
Interest expense	(40,354)	(39,627)	(81,866)	(77,607)
Gain on extinguishment of debt	227,281	—	239,476	—
Other non-operating expense, net	(185)	(562)	(679)	(879)
Income (loss) before income taxes	(125,937)	63,978	(636,840)	(159,628)
Income tax (expense) benefit	36,685	(13,590)	135,693	32,448
Net income (loss)	$(89,252)	$50,388	$(501,147)	$(127,180)

Basic weighted-average common shares outstanding	113,008	112,262	113,015	112,257
Diluted weighted-average common shares outstanding	113,008	112,932	113,015	112,257
Basic net income (loss) per common share	$(0.79)	$0.45	$(4.43)	$(1.13)
Diluted net income (loss) per common share	$(0.79)	$0.45	$(4.43)	$(1.13)
Dividends per common share	$—	$—	$0.01	$0.05

(1) Non-cash stock-based compensation included in:
Exploration expense	$1,091	$1,291	$2,048	$2,496
General and administrative expense	4,621	4,863	9,225	9,496
Total non-cash stock-based compensation	$5,712	$6,154	$11,273	$11,992

(2) The net derivative (gain) loss line item consists of the following:
Settlement (gain) loss	$(142,528)	$(4,090)	$(215,965)	$879
(Gain) loss on fair value changes	309,728	(75,565)	(162,175)	96,547
Total net derivative (gain) loss	$167,200	$(79,655)	$(378,140)	$97,426

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
June 30, 2020

Condensed Consolidated Statements of Stockholders' Equity
(in thousands, except share data and dividends per share)
			Additional Paid-in Capital		Accumulated Other Comprehensive Loss	Total Stockholders’ Equity
	Common Stock			Retained Earnings
	Shares	Amount
Balances, December 31, 2019	112,987,952	$1,130	$1,791,596	$967,587	$(11,319)	$2,748,994
Net loss	—	—	—	(411,895)	—	(411,895)
Other comprehensive income	—	—	—	—	190	190
Cash dividends declared, $0.01 per share	—	—	—	(1,130)	—	(1,130)
Issuance of common stock upon vesting of RSUs, net of shares used for tax withholdings	730	—	(3)	—	—	(3)
Stock-based compensation expense	—	—	5,561	—	—	5,561
Balances, March 31, 2020	112,988,682	$1,130	$1,797,154	$554,562	$(11,129)	$2,341,717
Net loss	—	—	—	(89,252)	—	(89,252)
Other comprehensive income	—	—	—	—	188	188
Issuance of common stock under Employee Stock Purchase Plan	297,013	3	944	—	—	947
Stock-based compensation expense	267,576	3	5,709	—	—	5,712
Issuance of warrants	—	—	21,520	—	—	21,520
Balances, June 30, 2020	113,553,271	$1,136	$1,825,327	$465,310	$(10,941)	$2,280,832

			Additional Paid-in Capital		Accumulated Other Comprehensive Loss	Total Stockholders’ Equity
	Common Stock			Retained Earnings
	Shares	Amount
Balances, December 31, 2018	112,241,966	$1,122	$1,765,738	$1,165,842	$(12,380)	$2,920,322
Net loss	—	—	—	(177,568)	—	(177,568)
Other comprehensive income	—	—	—	—	263	263
Cash dividends declared, $0.05 per share	—	—	—	(5,612)	—	(5,612)
Issuance of common stock upon vesting of RSUs, net of shares used for tax withholdings	2,579	—	(18)	—	—	(18)
Stock-based compensation expense	—	—	5,838	—	—	5,838
Balances, March 31, 2019	112,244,545	$1,122	$1,771,558	$982,662	$(12,117)	$2,743,225
Net income	—	—	—	50,388	—	50,388
Other comprehensive income	—	—	—	—	119	119
Issuance of common stock under Employee Stock Purchase Plan	184,079	2	1,957	—	—	1,959
Issuance of common stock upon vesting of RSUs, net of shares used for tax withholdings	290	—	(2)	—	—	(2)
Stock-based compensation expense	96,719	1	6,153	—	—	6,154
Other	—	—	(1)	1		—
Balances, June 30, 2019	112,525,633	$1,125	$1,779,665	$1,033,051	$(11,998)	$2,801,843

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
June 30, 2020

Condensed Consolidated Statements of Cash Flows
(in thousands)	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019
Cash flows from operating activities:
Net income (loss)	$(89,252)	$50,388	$(501,147)	$(127,180)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Net gain on divestiture activity	(91)	(262)	(91)	(323)
Depletion, depreciation, amortization, and asset retirement obligation liability accretion	180,856	206,330	414,345	384,076
Impairment	8,750	12,417	998,513	18,755
Stock-based compensation expense	5,712	6,154	11,273	11,992
Net derivative (gain) loss	167,200	(79,655)	(378,140)	97,426
Derivative settlement gain (loss)	142,528	4,090	215,965	(879)
Amortization of debt discount and deferred financing costs	4,586	3,844	8,578	7,633
Gain on extinguishment of debt	(227,281)	—	(239,476)	—
Deferred income taxes	(36,921)	13,766	(136,268)	(33,237)
Other, net	(3,011)	1,243	(3,827)	(1,287)
Net change in working capital	(38,737)	41,613	(57,254)	21,454
Net cash provided by operating activities	114,339	259,928	332,471	378,430

Cash flows from investing activities:
Net proceeds from the sale of oil and gas properties (1)	92	6,406	92	12,520
Capital expenditures	(170,903)	(326,787)	(310,209)	(576,127)
Other, net	—	28	—	319
Net cash used in investing activities	(170,811)	(320,353)	(310,117)	(563,288)

Cash flows from financing activities:
Proceeds from revolving credit facility	415,500	524,500	841,000	696,500
Repayment of revolving credit facility	(294,500)	(453,000)	(770,500)	(578,500)
Debt issuance costs related to 10.0% Senior Secured Notes due 2025	(10,491)	—	(10,491)	—
Cash paid to repurchase 6.125% Senior Notes due 2022	—	—	(28,318)	—
Repayment of 1.50% Senior Convertible Notes due 2021	(53,508)	—	(53,508)	—
Net proceeds from sale of common stock	947	1,959	947	1,959
Dividends paid	(1,130)	(5,612)	(1,130)	(5,612)
Other, net	(351)	(1,026)	(354)	(1,044)
Net cash provided by (used in) financing activities	56,467	66,821	(22,354)	113,303

Net change in cash, cash equivalents, and restricted cash	(5)	6,396	—	(71,555)
Cash, cash equivalents, and restricted cash at beginning of period	15	14	10	77,965
Cash, cash equivalents, and restricted cash at end of period	$10	$6,410	$10	$6,410
Less: Restricted cash (1)	—	(6,398)	—	(6,398)
Cash and cash equivalents	$10	$12	$10	$12

(1) As of June 30, 2019, a portion of net proceeds from the sale of oil and gas properties was restricted for future property acquisitions. Restricted cash is included in the other noncurrent assets line item on the accompanying unaudited condensed consolidated balance sheets.

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
6/30/2020

Condensed Consolidated Statements of Cash Flows (Continued)
(in thousands)	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019
Supplemental schedule of additional cash flow information and non-cash activities:
Operating activities:
Cash paid for interest, net of capitalized interest	$(34,844)	$(27,689)	$(82,313)	$(67,646)

Investing activities:
Decrease in capital expenditure accruals and other	$(45,698)	$(72,282)	$(28,896)	$(10,097)

Supplemental non-cash investing activities:
Carrying value of properties exchanged	$—	$800	$—	$66,588

Supplemental non-cash financing activities:
Non-cash gain on extinguishment of debt, net	$280,553	$—	$292,984	$—

DEFINITIONS OF NON-GAAP MEASURES AS CALCULATED BY THE COMPANY
The following non-GAAP measures are presented in addition to financial statements as the Company believes these metrics and performance measures are widely used by the investment community, including investors, research analysts and others, to evaluate and compare investments among upstream oil and gas companies in making investment decisions or recommendations. These measures, as presented, may have differing calculations among companies and investment professionals and may not be directly comparable to the same measures provided by others. A non-GAAP measure should not be considered in isolation or as a substitute for the related GAAP measure or any other measure of a company’s financial or operating performance presented in accordance with GAAP. A reconciliation of each of these non-GAAP measures to the most directly comparable GAAP measure or measures is presented below. These measures may not be comparable to similarly titled measures of other companies.
Adjusted EBITDAX: Adjusted EBITDAX is calculated as net income (loss) before interest expense, interest income, income taxes, depletion, depreciation, amortization and asset retirement obligation liability accretion expense, exploration expense, property abandonment and impairment expense, non-cash stock-based compensation expense, derivative gains and losses net of settlements, gains and losses on divestitures, gains and losses on extinguishment of debt, and certain other items. Adjusted EBITDAX excludes certain items that the Company believes affect the comparability of operating results, including items that are generally non-recurring in nature or whose timing and/or amount cannot be reasonably estimated. Adjusted EBITDAX is also important as it is considered among financial covenants under the Company’s Credit Agreement, a material source of liquidity for the Company. Please reference the Company’s 2019 Form 10-K and second quarter 2020 Form 10-Q for discussion of the Credit Agreement and its covenants.
Adjusted net loss: Adjusted net loss excludes certain items that the Company believes affect the comparability of operating results, including items that are generally non-recurring in nature or whose timing and/or amount cannot be reasonably estimated. These items include non-cash and other adjustments, such as derivative gains and losses net of settlements, impairments, net (gain) loss on divestiture activity, gains and losses on extinguishment of debt, and accruals for non-recurring matters.
Free cash flow: Free cash flow is calculated as net cash provided by operating activities before net change in working capital less capital expenditures before change in capital expenditure accruals and other.
Free cash flow yield to market capitalization: Free cash flow yield to market capitalization is calculated as Free cash flow (defined above) divided by market capitalization.
Net Debt: The total principal amount of outstanding senior secured notes, senior convertible notes, and senior unsecured notes plus amounts drawn on the revolving credit facility (also referred to as total funded debt) less cash and cash equivalents.
Net debt-to-Adjusted EBITDAX: Net debt-to-Adjusted EBITDAX is calculated as Net Debt (defined above) divided by Adjusted EBITDAX (defined above). A variation of this calculation is a financial covenant under the Company’s Credit Agreement for its revolving credit facility beginning in the fourth quarter of 2018.
FORWARD-LOOKING NON-GAAP MEASURES
The Company is unable to present a reconciliation of forward-looking net debt-to-Adjusted EBITDAX because components of the calculation (such as potential gains and losses related to derivatives, divestiture activity, or the extinguishment of debt) are inherently unpredictable. Moreover, estimating the most directly comparable GAAP measures with the required precision necessary to provide a meaningful reconciliation is extremely difficult and could not be accomplished without unreasonable effort.

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
June 30, 2020

Adjusted EBITDAX Reconciliation (1)
(in thousands)

Reconciliation of net income (loss) (GAAP) and net cash provided by operating activities (GAAP) to Adjusted EBITDAX (non-GAAP)	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019
Net income (loss) (GAAP)	$(89,252)	$50,388	$(501,147)	$(127,180)
Interest expense	40,354	39,627	81,866	77,607
Income tax expense (benefit)	(36,685)	13,590	(135,693)	(32,448)
Depletion, depreciation, amortization, and asset retirement obligation liability accretion	180,856	206,330	414,345	384,076
Exploration (2)	8,696	9,586	19,088	19,729
Impairment	8,750	12,417	998,513	18,755
Stock-based compensation expense	5,712	6,154	11,273	11,992
Net derivative (gain) loss	167,200	(79,655)	(378,140)	97,426
Derivative settlement gain (loss)	142,528	4,090	215,965	(879)
Net gain on divestiture activity	(91)	(262)	(91)	(323)
Gain on extinguishment of debt	(227,281)	—	(239,476)	—
Other, net	703	691	1,036	695
Adjusted EBITDAX (non-GAAP)	201,490	262,956	487,539	449,450
Interest expense	(40,354)	(39,627)	(81,866)	(77,607)
Income tax (expense) benefit	36,685	(13,590)	135,693	32,448
Exploration (2)	(8,696)	(9,586)	(19,088)	(19,729)
Amortization of debt discount and deferred financing costs	4,586	3,844	8,578	7,633
Deferred income taxes	(36,921)	13,766	(136,268)	(33,237)
Other, net	(3,714)	552	(4,863)	(1,982)
Net change in working capital	(38,737)	41,613	(57,254)	21,454
Net cash provided by operating activities (GAAP)	$114,339	$259,928	$332,471	$378,430

(1) See "Definitions of non-GAAP Measures as Calculated by the Company" above.
(2) Stock-based compensation expense is a component of the exploration expense and general and administrative expense line items on the accompanying condensed consolidated statements of operations. Therefore, the exploration line items shown in the reconciliation above will vary from the amount shown on the accompanying condensed consolidated statements of operations for the component of stock-based compensation expense recorded to exploration expense.

SM ENERGY COMPANY
FINANCIAL HIGHLIGHTS (UNAUDITED)
June 30, 2020

Adjusted Net Income (Loss) Reconciliation (1)
(in thousands, except per share data)

Reconciliation of net income (loss) (GAAP) to adjusted net loss (non-GAAP):	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019
Net income (loss) (GAAP)	$(89,252)	$50,388	$(501,147)	$(127,180)
Net derivative (gain) loss	167,200	(79,655)	(378,140)	97,426
Derivative settlement gain (loss)	142,528	4,090	215,965	(879)
Net gain on divestiture activity	(91)	(262)	(91)	(323)
Impairment	8,750	12,417	998,513	18,755
Gain on extinguishment of debt	(227,281)	—	(239,476)	—
Other, net (2)	765	699	1,151	912
Tax effect of adjustments (3)	(19,936)	13,608	(129,749)	(25,148)
Valuation allowance on deferred tax assets	—	—	10,017	—
Adjusted net income (loss) (non-GAAP)	$(17,317)	$1,285	$(22,957)	$(36,437)

Diluted net income (loss) per common share (GAAP)	$(0.79)	$0.45	$(4.43)	$(1.13)
Net derivative (gain) loss	1.48	(0.71)	(3.35)	0.87
Derivative settlement gain (loss)	1.26	0.04	1.91	(0.01)
Net gain on divestiture activity	—	—	—	—
Impairment	0.08	0.11	8.84	0.17
Gain on extinguishment of debt	(2.01)	—	(2.12)	—
Other, net (2)	0.01	0.01	0.01	0.01
Tax effect of adjustments (3)	(0.18)	0.11	(1.15)	(0.23)
Valuation allowance on deferred tax assets	—	—	0.09	—
Adjusted net income (loss) per diluted common share (non-GAAP)	$(0.15)	$0.01	$(0.20)	$(0.32)

Basic weighted-average common shares outstanding	113,008	112,262	113,015	112,257
Diluted weighted-average common shares outstanding	113,008	112,932	113,015	112,257

Note: Amounts may not calculate due to rounding.

(1) See "Definitions of non-GAAP Measures as Calculated by the Company" above.
(2) For the three months ended June 30, 2020, the adjustments related to bad debt expense and impairments of materials inventory. For the six months ended June 30, 2020, and the three and six months ended June 30, 2019, the adjustments related to bad debt expense and impairments of materials inventory and other property.

(3) The tax effect of adjustments for each of the three and six months ended June 30, 2020, and 2019, was calculated using a tax rate of 21.7%. This rate approximates the Company's statutory tax rate for the respective periods, as adjusted for ordinary permanent differences.

Reconciliation of Net Debt (1)
(in thousands)
As of June 30, 2020
Senior Secured Notes (principal amount from Note 5 of 2Q20 Form 10-Q)	$512,160
Senior Unsecured Notes (principal amount from Note 5 of 2Q20 Form 10-Q)	1,824,151
Revolving credit facility	193,000
Total funded debt	2,529,311
Less: Cash and cash equivalents	10
Net Debt	$2,529,301

(1) See "Definitions of non-GAAP Measures as Calculated by the Company" above.

Free Cash Flow (1)
(in thousands)
	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2020	2019	2020	2019
Net cash provided by operating activities (GAAP)	$114,339	$259,928	$332,471	$378,430
Net change in working capital	(38,737)	41,613	(57,254)	21,454
Cash flow from operations before net change in working capital	$153,076	$218,315	$389,725	$356,976

Less: Capital expenditures (GAAP)	170,903	326,787	310,209	576,127
Change in capital expenditure accruals and other	(45,698)	(72,282)	(28,896)	(10,097)
Capital expenditures before accruals	$125,205	$254,505	$281,313	$566,030

Free cash flow	$27,871	$(36,190)	$108,412	$(209,054)

(1) See "Definitions of non-GAAP Measures as Calculated by the Company" above.

Free Cash Flow (1)
(in thousands)
For the Twelve Months Ended June 30,
2020
Net cash provided by operating activities (GAAP)	$777,608
Net change in working capital	(61,856)
Cash flow from operations before net change in working capital	$839,464

Less: Capital expenditures (GAAP)	757,851
Change in capital expenditure accruals and other	(43,088)
Capital expenditures before accruals	$714,763

Free cash flow	$124,701

Market capitalization at June 30, 2020	425,825

Free cash flow yield	29%

(1) See "Definitions of non-GAAP Measures as Calculated by the Company" above.